Exhibit 2.3

Delaware The First State Page 1 5884163 8100 Authentication: 204201949 SR# 20208526987 Date: 12-01-20 You may verify this certificate online at corp.delaware.gov/authver.shtml I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF “FUNDRISE FOR-SALE HOUSING EFUND - LOS ANGELES CA, LLC”, CHANGING ITS NAME FROM "FUNDRISE FOR-SALE HOUSING EFUND - LOS ANGELES CA, LLC" TO "FUNDRISE EFUND, LLC", FILED IN THIS OFFICE ON THE FIRST DAY OF DECEMBER, A.D. 2020, AT 4:01 O`CLOCK P.M.

State of Delaware Secretary of State Division of Corporations Delivered 04:01 PM 12/01/2020 FILED 04:01 PM 12/01/2020 SR 20208526987 - File Number 5884163 STATE OF DELAWARE CERTIFICATE OF AMENDMENT 1. Name of Limited Liability Company: ______________ _ FUNDRISE FOR-SALE HOUSING EFUND - LOS ANGELES CA, LLC 2. The Certificate of Formation of the limited liability company is hereby amended as follows: The name of the limited liability company is hereby amended to Fundrise eFund, LLC IN WITNESS WHEREOF, the undersigned have executed this Certificate on the 1st day of December , A.D. 2020 By, BfL Authorized Person( s) Name:Br